Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Wisconsin Electric Power Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount Of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	457(o)	$3,100,000,000 (1)	(2)	$3,100,000,000 (3)	.0001476	$457,560
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	$400,000,000 (1)	(2)	$400,000,000 (3)			S-3	333-254615	05/24/2021	$113,850 (1)
	Total Offering Amounts					$3,500,000,000 (3)		$457,560 (3)
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$457,560

(1)	The $3,500,000,000 of securities registered pursuant to this registration statement includes $400,000,000 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-254615, which became effective on May 24, 2021 (the “2021 Registration Statement”), that are being carried forward pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 415(a)(6), $113,850 of filing fees that were previously paid with respect to the Unsold Securities in connection with the 2021 Registration Statement (calculated at the rate in effect at the time the 2021 Registration Statement was filed, which was $0.0001091) will continue to apply to the Unsold Securities. A filing fee of $457,560 is paid herewith in connection with the $3,100,000,000 of additional securities registered hereunder.

(2)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate public offering price of all securities registered hereby will not exceed $3,500,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.